EXHIBIT 99.1
K-TRON INTERNATIONAL, INC.	NEWS
Routes 55 & 553, PO Box 888
Pitman, NJ 08071-0888
(856) 589-0500
FAX (856) 582-7968
www.ktroninternational.com
E-mail: ktii@ktron.com

For Release:	Immediately

Contact:	Ronald Remick, Senior Vice President and Chief Financial Officer
Tel: (856) 256-3311 E-mail: rremick@ktron.com

K-TRON ANNOUNCES SHARE REPURCHASE PROGRAM

Pitman, New Jersey - - March 19, 2009 - -  K-Tron International, Inc. (NASDAQ-GS: KTII) today announced that its Board of Directors has authorized the Company to repurchase up to $10 million of its outstanding common stock.  At March 18, 2009, the Company had outstanding 2,804,288 shares of its common stock.

Share repurchases, if any, will be funded with available cash, borrowings under the Company’s credit facility or a combination of both.  Repurchases under the program may be made through open market purchases at prevailing market prices or in privately negotiated transactions.  The program will expire on March 6, 2010, unless extended.  The timing, volume and nature of share repurchases are subject to market prices and conditions, applicable securities laws and other factors, and are at the discretion of the Company’s management.   Share repurchases may be commenced, suspended or discontinued at any time.

K-Tron International, Inc. and its subsidiaries design, produce, market and service material handling equipment and systems for a wide variety of industrial markets.  The Company has manufacturing facilities in the United States, Switzerland and the People’s Republic of China, and its equipment is sold throughout the world.

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Certain statements in this press release are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those matters expressed or implied by such forward-looking statements.  Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this release are made as of the date of this release, and K-Tron disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.